Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen Municipal High Income Opportunity Fund

811-21449


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund; at this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common and Preferred shares
 voting together as a class
<c>  Preferred Shares

To approve a new investment
management agreement



   For
   22,526,056
                  -
   Against
     1,225,347
                  -
   Abstain
        765,300
                  -
   Broker Non-Votes
     7,777,044
                  -
      Total
   32,293,747
                  -



To approve a new sub-advisory
agreement



   For
   22,404,085
                  -
   Against
     1,294,749
                  -
   Abstain
        817,869
                  -
   Broker Non-Votes
     7,777,044
                  -
      Total
   32,293,747
                  -




Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-236561, on June 16, 2014.